         AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT
            AGREEMENT AND AGENCY SUBSTITUTION AGREEMENT

THIS AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of August 31, 1999, is made among BMC West Corporation, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof under the heading "BANKS" (each a "Bank" and, collectively, the "Banks"), Wells Fargo Bank, National Association ("Wells Fargo Bank"), as resigning agent for the Banks (in such capacity, the "Resigning Agent") and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) ("Bank of America"), as successor agent for the Banks (in such capacity, the "Successor Agent"). The Borrower, the Banks and the Resigning Agent are parties to a Third Amended and Restated Credit Agreement, effective as of September 30, 1998, as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of March 31, 1999 (as so amended, the "Credit Agreement"). The Borrower has requested that the Banks (i) agree to certain amendments to the Credit Agreement in order to, among other things, increase the Total Commitment upon the effectiveness of this Amendment and extend the Scheduled Reduction Date to November 30, 1999, (ii) agree to the replacement of Wells Fargo as Issuing Bank under the Credit Agreement by Bank of America and (iii) accept the resignation of the Resigning Agent as Agent under the Credit Agreement and appoint the Successor Agent as Agent under the Credit Agreement. The Banks have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

DEFINITIONS; INTERPRETATION.

TERMS DEFINED IN CREDIT AGREEMENT. All capitalized terms used in this Amendment (including in the recitals hereof and in the Consent of Guarantor attached hereto) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

INTERPRETATION. The rules of interpretation set forth in Section 1 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

AMENDMENTS TO THE CREDIT AGREEMENT.

AMENDMENTS. The Credit Agreement shall be amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 6 (the "Effective Date"):

(a) Section 2.02(a) is hereby amended by substituting One Hundred Forty-Five Million Dollars ($145,000,000) as the Total Commitment until the Scheduled Reduction Date and One Hundred Twenty-Five Million Dollars ($125,000,000) as the Total Commitment on and after the Scheduled Reduction Date.

(b) Section 2.02(d)(i) is hereby amended by substituting One Hundred Twenty-Five Million Dollars ($125,000,000) in place of Seventy Million Dollars ($70,000,000).

(c) SCHEDULE I to the Credit Agreement is hereby amended by amending and restating the Commitment amounts set forth for each Bank as follows:

-----------------------------------------------------------------------------------------------------------------------
                                     Commitment
                                  Before Scheduled      Proportionate          Commitment On          Proportionate
                                     Reduction         Share of Total       and After Scheduled      Share of Total
             Bank                       Date             Commitment           Reduction Date           Commitment
-----------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.               $65,000,000         44.82758620%            $55,000,000           44.00000000%
-----------------------------------------------------------------------------------------------------------------------
KeyBank National Association        $30,000,000         20.68965517%            $20,000,000           16.00000000%
-----------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, National
Association                         $25,000,000         17.24137931%            $25,000,000           20.00000000%
-----------------------------------------------------------------------------------------------------------------------
U.S. Bank National Association      $25,000,000         17.24137931%            $25,000,000           20.00000000%
-----------------------------------------------------------------------------------------------------------------------
             TOTAL                 $145,000,000             100%               $125,000,000               100%
-----------------------------------------------------------------------------------------------------------------------

(d) SCHEDULE II to the Credit Agreement is hereby amended by amending and restating the DEFINITIONS OF "FEDERAL FUNDS RATE," "LIBO RATE," "PRIME RATE" AND "SCHEDULED REDUCTION DATE" AS SET FORTH ON ANNEX A.

AMENDMENT TO TABLE OF CONTENTS. The Table of Contents of the Credit Agreement shall be amended to the extent necessary to reflect the amendments to the Credit Agreement made in subsection (a).

REFERENCES WITHIN CREDIT AGREEMENT. Each reference in the Credit Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

                  CERTAIN TRANSITIONAL MATTERS. On the Effective Date, the amount of Revolving Loans then outstanding and held by each Bank shall be adjusted to reflect the changes in the Banks' Proportionate Shares of the Revolving Loans, subject to Section 2.11 of the Credit Agreement. Each Bank having Revolving Loans then outstanding and whose Proportionate Share in respect of Revolving Loans has been decreased on the Effective Date as a result of the increase in the Total Commitments and concurrent adjustment of the Commitment of each Bank contemplated hereby shall be deemed to have assigned on the Effective Date, without recourse, to each Bank increasing its Commitment on the Effective Date such portion of such Revolving Loans as shall be necessary to effectuate such adjustment. Each such Bank increasing its Commitment on the Effective Date shall (i) be deemed to have assumed such portion of such Revolving Loans and
(ii) fund on the Effective Date such assumed amounts to the Successor Agent for the account of the assigning Bank in accordance with the provisions hereof in the amount notified to such increasing Bank by the Successor Agent. On or promptly after the Effective Date, each Bank shall surrender to Successor Agent its Revolving Loan Notes for replacement and Borrower, at its own expense, shall execute and deliver to the Successor Agent in exchange for the surrendered Revolving Loan Notes, a new Revolving Loan Note to the order of each Bank in the amount of such Bank's Commitment after the Effective Date, dated the Effective Date and otherwise in the form of the Revolving Loan Note replaced thereby. The

Revolving Loan Notes surrendered by the Banks shall be returned by the Successor Agent to Borrower marked "replaced".

RESIGNATION OF RESIGNING AGENT AND APPOINTMENT OF SUCCESSOR AGENT.

The Resigning Agent hereby provides notice to the Banks that, effective as of the Effective Date, it hereby resigns as Agent under the Credit Agreement, and the Banks and the Borrower hereby accept such resignation. On the Effective Date, the Resigning Agent shall be discharged from its duties and obligations as Agent under the Credit Agreement for matters arising on and after the Effective Date, PROVIDED that the provisions of Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken while it was acting as Agent under the Credit Agreement. The Borrower hereby consents to such resignation.

The Banks hereby appoint, effective as of the Effective Date, the Successor Agent as Agent under the Credit Agreement, and the Successor Agent hereby accepts such appointment. On the Effective Date, the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the Resigning Agent as Agent under the Credit Agreement and all other Credit Documents (including, without limitation, that certain Continuing Guaranty, as amended, made by the Parent in favor of the Banks and the Resigning Agent). The Borrower hereby consents to such appointment.

On or promptly following the Effective Date, (i) the Resigning Agent shall refund to the Borrower any agency fees paid to the Resigning Agent pursuant to the Agent Fee Letter, pro rated for the number of days remaining in the period covered by such agency fee from and after the Effective Date, (ii) the Resigning Agent shall deliver to the Successor Agent copies of its records consisting of the Interest Account, the Register, all withholding tax certificates, if any, delivered to the Agent by the Banks, all files, records and other items regarding disbursements and payments under the Credit Agreement since September 30, 1998, and all other notices, records, certificates, documents and agreements as may be reasonably requested by the Successor Agent which are held by the Resigning Agent in its capacity as Agent under the Credit Agreement, and (iii) the Borrower shall have paid all accrued and unpaid fees payable to the Resigning Agent under the Credit Agreement.

On the Effective Date, the Borrower shall execute and deliver to the Successor Agent a signed counterpart of a letter agreement dated the date hereof pertaining to the payment of agency fees to the Successor Agent and shall pay to the Successor Agent any agency fees then due thereunder. Effective as of the Effective Date, such letter agreement shall replace the existing Agent Fee Letter and be deemed the Agent Fee Letter for all purposes of the Credit Agreement and the other Credit Documents.

On and after the Effective Date, all notices and payments to the Agent under the Credit Agreement shall be directed to the Successor Agent in accordance with the following notice and payment information:

                             BANK OF AMERICA, N.A.,
                                    as Agent

        Notices for Borrowing, Conversions/Continuations, and Payments:

                              Bank of America, N.A.
                      Agency Administrative Services #5596
                            Mail Code: CA4-706-05-09
                        1850 Gateway Boulevard, 5th Floor
                                Concord, CA 94520
                            Attention: Irene Ruddell
                            Telephone (925) 675-8441
                            Facsimile: (925) 969-2829

                                 OTHER NOTICES:

                              Bank of America, N.A.
                          Diversified Industries #9994
                            Mail Code: CA5-705-41-89
                        555 California Street, 41st Floor
                             San Francisco, CA 94104
                             Attention: Kevin Leader
                            Telephone (415) 622-8168
                            Facsimile: (415) 622-2385

                             AGENT'S PAYMENT OFFICE:

                              Bank of America, N.A.
                             1850 Gateway Boulevard
                                Concord, CA 94520
                 Attention: Agency Administrative Services #5596
                                 Reference: BMHC
                 For credit to Bancontrol Acct. No. 12335-17996

Each Bank represents and warrants to the Successor Agent that the following amounts of principal and accrued and unpaid interest are outstanding under the Credit Agreement as of August 31, 1999:


                                                                                             Accrued and
          Bank                                                  Outstanding Loans          Unpaid Interest
          ----                                                  -----------------          ---------------
          Bank of America, N.A.                                 $21,719,160.00              $154,644.16
                                                                ==============              ===========
          Keybank National Association                          $26,062,992.00              $185,572.99
                                                                ==============              ===========
          Wells Fargo Bank, National Association                $30,406,824.00              $216,501.82
                                                                ==============              ===========
          U.S. Bank National Association                        $30,406,824.00              $216,501.82
                                                                ==============              ===========

Except as expressly set forth herein, the Resigning Agent makes no representations or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Resigning Agent makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

The Successor Agent (i) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become the Agent under the Credit Agreement; and (ii) agrees that it will, independently and without reliance upon the Resigning Agent and based on such documents and information as it shall deem appropriate at the time, make its own credit and legal decisions in taking or not taking action in its capacity as Agent under the Credit Agreement.

         REPLACEMENT OF ISSUING BANK. Effective as of the Effective Date, Bank of America shall replace Wells Fargo Bank as Issuing Bank under the Credit Agreement. On the Effective Date, Wells Fargo Bank shall be discharged from its duties and obligations as Issuing Bank under the Credit Agreement and Bank of America shall succeed to and become vested with all the rights, powers, privileges and duties of the Issuing Bank under the Credit Agreement. The Borrower and the Banks hereby consent to such replacement of the Issuing Bank. On and after the Effective Date, all notices to the Issuing Bank under the Credit Agreement shall be directed to Bank of America in accordance with the following notice information:

                             BANK OF AMERICA, N.A.,
                                 as Issuing Bank

                              ADDRESS FOR NOTICES:

                              Bank of America, N.A.
                         Trade Operations Center #22621

                            Mail Code: CA9-703-19-23
                        333 So. Beaudry Ave., 19th Floor
                              Los Angeles, CA 90017
                             Attention: Sandra Leon
                            Telephone (213) 345-5231
                            Facsimile: (213) 345-6694

CONDITIONS OF EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

CONSENT OF GUARANTOR. The Successor Agent shall have received a Consent of Guarantor (the "Guarantor Consent") in the form attached hereto duly executed by the Parent, consenting to the amendments and agency succession contemplated by this Amendment;

DOCUMENTS AND ACTION RELATING TO COLLATERAL. The Parent shall have (i) pledged the capital stock of BMHC Framing, Inc. to the Successor Agent pursuant to a Pledge Agreement in substantially the form of Exhibit A hereto (the "BMHC Framing Pledge Agreement"), (ii) executed and delivered to the Successor Agent stock transfer powers executed in blank and such UCC-1 financing statements (as furnished by the Successor Agent) in each jurisdiction in which such filing is necessary to perfect the security interest of the Successor Agent in the pledged collateral, and (iii) delivered such other items as reasonably requested by the Successor Agent in connection with the foregoing, including search reports and other certificates and documents.

ADDITIONAL CLOSING DOCUMENTS AND ACTIONS. The Successor Agent shall have received the following, in form and substance satisfactory to it and the
Banks:

(e) a certificate of a Responsible Officer of the Borrower, stating that (A) the representations and warranties contained in Section 7 are true and correct on and as of the Effective Date as though made on and as of the Effective Date, and (B) on and as of the Effective Date, after and giving effect to the amendment of the Credit Agreement contemplated hereby, no Default shall have occurred and be continuing; and

(f) a certificate of a Responsible Officer of the Guarantor, stating that the representations and warranties contained in Section 5 of the Guaranty are true and correct on and as of the Effective Date as though made on and as of such date; and

CORPORATE DOCUMENTS. The Successor Agent shall have received the following, in form and substance satisfactory to it:

(g) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying (A) copies of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and (B) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver this Amendment;

(h) a certificate of the Secretary or Assistant Secretary of the Guarantor, dated the Effective Date, certifying (A) copies of the resolutions of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Guarantor Consent and the BMHC Framing Pledge Agreement and (B) the incumbency, authority and signatures of each officer of the Guarantor authorized to execute and deliver the Guarantor Consent and the BMHC Framing Pledge Agreement; and

MATERIAL ADVERSE EFFECT. On and as of the Effective Date, there shall have occurred no Material Adverse Effect since the date of this Amendment.

REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On the Effective Date, after giving effect to the amendment of the Credit Agreement contemplated hereby:

(i) the representations and warranties contained in Section 7 shall be true and correct on and as of the Effective Date as though made on and as of such date; and

(j)      no Default shall have occurred and be continuing.

COMMITMENT FEES; RESIGNING AGENT COSTS AND EXPENSES. The Borrower shall have paid to the Resigning Agent (i) all unpaid Commitment Fees accrued to (but not including) the Effective Date, and (ii) all unpaid costs and expenses payable to the Resigning Agent by the Borrower under the Credit Agreement which are owing to the Resigning Agent as of the Effective Date.

ADDITIONAL DOCUMENTS. The Successor Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Successor Agent or any Bank (through the Successor Agent) may reasonably request.

                  REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into this Amendment, the Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 4.01 of the Credit Agreement and in the other Credit Documents. For the purposes of this
Section 7, (i) each reference in Section 4.01 of the Credit Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference in such Section to "the Credit Documents" shall mean and be a reference to the Credit Documents as amended as contemplated hereby, (ii) Section 4.01(h) of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered, and (iii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (PROVIDED that such representations and warranties shall be true, correct and complete as of such earlier date). The Borrower further represents and warrants to the Successor Agent and the Banks that (A) no Revolver Extension Request has been delivered by the Borrower pursuant to Section 2.01(h) of the Credit Agreement and that the scheduled Revolving Loan Maturity Date remains February 28, 2000, and (B) no Letters of Credit or Letter of Credit Agreements are outstanding under the Credit Agreement and no Request for Letter of Credit is currently pending.

                  CONSENT TO CREDIT AGREEMENT DATED AS OF AUGUST 24, 1999. Subject to the following proviso, the Resigning Agent, the Successor Agent and each Bank hereby acknowledges and consents to the execution and delivery by the Parent, the Company and certain Subsidiaries of the Parent of that certain Credit Agreement dated as of August 24, 1999, among the Parent, the Borrower and certain other Subsidiaries of the Parent, as guarantors, the lenders party thereto, and Bank of America, as administrative agent for such lenders, PROVIDED that there shall be no borrowings made or letters of credit issued thereunder until such time as all amounts due under the Credit Agreement (as defined in the recitals hereof) have been paid in full, the

Borrower is not obligated with respect to any Letters of Credit, and all Commitments have been terminated.

MISCELLANEOUS.

NOTICE. The Successor Agent shall notify the Borrower , the Guarantor and the Banks of the occurrence of the Effective Date.

CREDIT AGREEMENT OTHERWISE NOT AFFECTED. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Banks', the Resigning Agent's and the Successor Agent's execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the "Amendment Documents") shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

NO RELIANCE. The Borrower hereby acknowledges and confirms to the Resigning Agent, the Successor Agent and the Banks that the Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

COSTS AND EXPENSES. The Borrower agrees to pay to the Resigning Agent and the Successor Agent on demand their respective reasonable out-of-pocket costs and expenses, and the reasonable fees and disbursements of their respective counsel (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

BINDING EFFECT. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Resigning Agent, the Successor Agent and each Bank and their respective successors and assigns.

GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

COMPLETE AGREEMENT; AMENDMENTS. This Amendment, together with the other Amendment Documents and the other Credit Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 8.04 of the Credit Agreement.

SEVERABILITY. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

INTERPRETATION. This Amendment and the other Amendment Documents are the result of negotiations between and have been reviewed by counsel to the Resigning Agent, the Successor Agent, the Borrower and other parties, and are the product of all parties hereto. Accordingly, this Amendment and the other Amendment Documents shall not be construed against any of the Banks, the Resigning Agent or the Successor Agent merely because of the Resigning Agent's, the Successor Agent's or any Bank's involvement in the preparation thereof.

CREDIT DOCUMENTS. This Amendment and the other Amendment Documents shall constitute Credit Documents.

                            [Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

                                         THE BORROWER

                                         BMC WEST CORPORATION

                                         By:_________________________________
                                            Title:

                                         THE RESIGNING AGENT

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION

                                         By:_________________________________
                                            Title:

                                         THE SUCCESSOR AGENT

                                         BANK OF AMERICA, N.A. (formerly
                                         known as Bank of America National Trust
                                         and Savings Association)

                                         By:_________________________________
                                            Title:

                                         THE BANKS

                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION, as a Bank

                                         By:__________________________________
                                            Title:

                                         BANK OF AMERICA, N.A. (formerly
                                         known as Bank of America National Trust
                                         and Savings Association), as a Bank

                                         By:_________________________________
                                            Title:

                                         U.S. BANK NATIONAL ASSOCIATION

                                         By:_________________________________
                                            Title:

                                         KEYBANK NATIONAL ASSOCIATION

                                         By:_________________________________
                                            Title:

                       CONSENT AND AGREEMENT OF GUARANTOR

The undersigned, in its capacity as a guarantor, acknowledges that its consent to the foregoing Amendment No. 2 to Third Amended and Restated Credit Agreement and Agency Substitution Agreement (the "AMENDMENT") is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein (including but not limited to the agreement to increase the Total Commitment to $145,000,000 on the Effective Date of the Amendment). Nothing herein or in the Amendment shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned in the Agent's and the Banks' favor, or any other Credit Document executed by the undersigned (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

GUARANTOR:

BUILDING MATERIALS HOLDING
CORPORATION

By:_________________________________
   Title:

                                     Annex A
       to Amendment No. 2 to Third Amended and Restated Credit Agreement
                        and Agency Substitution Agreement

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "LIBO RATE" shall mean, for any Interest Period, with respect to Revolving LIBOR Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

                                                LIBOR
               LIBO Rate =        --------------------------------------
                                   1.00 - Eurodollar Reserve Percentage

Where,

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means: (i) the rate of interest per annum determined by the Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) appearing on Dow Jones Page 3750 (as defined below) for Dollar deposits in the approximate amount of the Revolving LIBOR Loan to be made, continued or converted by Bank of America, N.A. ("BofA") and having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause
                  (ii) below; or (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, "LIBOR" instead means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which Dollar deposits in the approximate amount of the Revolving LIBOR Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such

                  Interest Period. As used in this definition, "Dow Jones
                  Page 3750" means the display designated as "3750" on the Dow Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

                  The LIBO Rate shall be adjusted automatically as to all Revolving LIBOR Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "PRIME RATE" shall mean, for any day; the rate of interest in effect for such day as publicly announced from time to time by BofA as its prime rate or reference rate. (The prime rate or reference rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate or reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "SCHEDULED REDUCTION DATE" means November 30, 1999.